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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 18, 2000


                               Chevron Corporation
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             (Exact name of registrant as specified in its charter)

        Delaware                      1-368-2                  94-0890210
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 (State or other jurisdiction   (Commission File Number) (I.R.S. Employer No.)
        of incorporation )

         575 Market Street, San Francisco, CA                    94105
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       (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (415) 894-7700
                                                           --------------


                                      NONE
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          (Former name or former address, if changed since last report)



Item 4. Changes in Registrant's Certifying Accountant (for the Chevron Corporation Profit Sharing/Savings Plan only)

On December 18,2000, PricewaterhouseCoopers LLP resigned as the independent accountant for the Chevron Corporation Profit Sharing / Savings Plan. The change in independent accountants is limited to the Plan ("the Plan") and was approved by the Comptroller of Chevron Corporation.

The reports of PricewaterhouseCoopers LLP on the financial statements for the past two years contained no adverse opinion, or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through December 18, 2000, there have been no disagreements with PricewaterhouseCoopers LLP regarding any matters with respect to accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference hereto in their report on the financial statements for such years.

Effective December 19, 2000, Morris, Davis & Chan LLP was engaged as the Plan's independent accountant.


Item 7. Financial Statements and Exhibits.
        ---------------------------------

(c)      Exhibits.

        (16)      Letter regarding change in Certifying Accountant

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 21, 2000


                                     CHEVRON CORPORATION, Plan Administrator


                                By                /s/ S.J. Crowe
                                     -------------------------------------------
                                     S. J. Crowe, Vice President and Comptroller
                                        (Principal Accounting Officer and
                                            Duly Authorized Officer)